Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lithia Motors, Inc. and subsidiaries:

We consent to the use of our report dated March 16, 2009, except for note 22, which is dated August 26, 2009, with respect to the consolidated balance sheets of Lithia Motors, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the Form 8-K of Lithia Motors, Inc. dated August 26, 2009, incorporated herein by reference, and to the use of our report dated March 16, 2009, with respect to the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 Annual Report on Form 10-K of Lithia Motors, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Portland, Oregon
August 27, 2009

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